Exhibit 99.1

     Synagro Announces 2004 Earnings and Conference Call Schedule
                         and Guidance Update

    HOUSTON--(BUSINESS WIRE)--Feb. 15, 2005--Synagro Technologies, Inc. (NASDAQ Small Cap:SYGR), a full service provider of water and wastewater residuals management services, today announced that it will release its fourth quarter and fiscal year 2004 results on Wednesday, February 23, 2005, after the Market closes. The Company has scheduled a conference call for 10 a.m. Central time on Thursday, February 24, 2005, to discuss the fourth quarter and full year results.
    The conference call will be broadcast live over the Internet and can be accessed by all interested parties through a link in the Investor Relations section of the Company's website at www.synagro.com or by dialing 1-800-946-0744 ten minutes prior to the beginning of the call.
    A replay will be available for 24 hours a day for 14 days on the Company's website after 1 p.m. Central time, Thursday, February 24, 2005. A telephonic replay of the call will be available 24 hours a day through Thursday, March 10, by dialing 1-719-457-0820 or 1-888-203-1112 and entering code 4850091.

    FISCAL 2004 REVENUE AND EARNINGS GUIDANCE UPDATE

    For the year ended December 31, 2004, the Company currently expects to report revenues of approximately $326 million (which includes approximately $10 million of design build facility construction revenue), net income before preferred stock dividends of approximately $13 million, and earnings before interest, taxes, depreciation and amortization expenses, (EBITDA) of approximately $64 million. The following table reconciles net income before preferred stock dividends to EBITDA ($ in millions):


         Net income before preferred stock
          dividends                                   $13.0
         Interest expense, net                         22.0
         Provision for income taxes                     9.0
         Depreciation and amortization                 20.0
                                           -----------------
         EBITDA                                       $64.0


The Company's original guidance for fiscal 2004 released in March 2004 is summarized below ($ in millions):

                                                 Range
         Revenue                           $307.5 to $313.5
         EBITDA                              $62.5 to $64.8


    Synagro is the largest recycler of biosolids and other organic residuals in the United States and the only national company focused exclusively on the $8 billion organic residuals industry, which includes water and wastewater residuals. The Company serves approximately 600 municipal and industrial water and wastewater treatment accounts with operations in 37 states and the District of Columbia. The Company offers a broad range of water and wastewater residuals management services focusing on the beneficial reuse of organic, nonhazardous residuals resulting from the water and wastewater treatment process, including collection and transportation, land application, thermal drying and pelletization, incineration, composting, alkaline stabilization, dewatering, cleanout services, wastewater treatment plant operations and maintenance, product marketing, and related recordkeeping and regulatory reporting services.
    This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under the Company's control, which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to (1) the ability to find, timely close, and integrate acquisitions, (2) unseasonable weather, (3) changes in government regulations, and (4) the ability to access debt and equity financing when needed. Other factors are discussed in the Company's periodic filings with the Securities and Exchange Commission.

    CONTACT: Synagro Technologies, Inc., Houston
             Robert C. Boucher, Jr., 713-369-1700